EXHIBIT 99.1
Cavium Networks Contact:

Art Chadwick	Angel Atondo
Vice President of Finance and Administration	Marketing Communications Manager
and Chief Financial Officer	Tel: (650) 623-7033
Tel: (650) 623-7063	Email: angel.atondo@caviumnetworks.com
Email: art.chadwick@caviumnetworks.com
Cavium Networks
Announces Financial Results for Q2 2009
MOUNTAIN VIEW, Calif., July 28, 2009 — Cavium Networks, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless, video and security applications, today announced financial results for the second quarter of 2009 ended June 30, 2009.
Revenue in the second quarter of 2009 was $22.8 million, a 12% sequential increase from the $20.4 million reported for the first quarter of 2009 and an increase of 6% from the $21.6 million reported for the second quarter of last year.
Generally Accepted Accounting Principles (GAAP) Results
Net loss for the second quarter of 2009, on a GAAP basis, was $6.2 million, or $0.15 per share, compared to a net loss of $6.5 million, or $0.16 per share in the first quarter of 2009, and net income of $2.1 million, or $0.05 per diluted share in the second quarter of last year. Gross margins were 46.8% in the second quarter of 2009 compared to 46.9% in the first quarter of 2009 and 63.8% in the second quarter of 2008. Total cash and cash equivalents were $66.7 million at June 30, 2009.
Non-GAAP Results
Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the second quarter of

2009 exclude expenses totaling $5.2 million related to stock-based compensation and related payroll expense, amortization of acquired intangible assets, restructuring, acquisition related compensation expense and adjustments related to past acquisitions and related tax effects. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.
Net loss for the second quarter of 2009, on a non-GAAP basis, was $1.0 million, or $0.02 per share, compared with non-GAAP net loss of $1.7 million, or $0.04 per share net loss in the first quarter of 2009 and net income of $3.8 million, or $0.09 per diluted share in the second quarter of last year. Gross margins, on a non-GAAP basis, were 52.0% in the second quarter of 2009 compared to 53.7% in the first quarter of 2009.
“The strong sequential growth this quarter was driven by the Broadband and Consumer business,” said Syed Ali, president and CEO of Cavium Networks. “We are also seeing a healthy rebound in the Enterprise and Data Center markets, which bodes well for the second half of the year. New design wins were also very strong this quarter which resulted in our closing a record number of design wins, spread across all of our market segments.”
Recent News Highlights:
•	April 14, 2009 - Cavium Networks Announces Next Generation OCTEON™ II Internet Application Processor (IAP) family of multi-core MIPS64® processors, with one to 32 cores. The OCTEON II IAP offers up to 4x performance over the existing OCTEON Plus processor family, with more than twice the performance/watt and performance/dollar. The new product family adds revolutionary new application acceleration engines, and is designed to address the voice, video and data convergence driven by cloud computing, virtualization, HD video over IP, Web 2.0 and mobile 3G/4G applications, all of which require significantly increased packet processing, secure application delivery and quality of service (QoS) performance.

•	May 19 2009 - Cavium Networks and Ecosystem Partners Demonstrate Intelligent Networking, Wireless, Video and Security Solutions at Interop 2009. Cavium Networks demonstrates the OCTEON family of multi-core MIPS64 processors with 1 to 32 cores, the ECONA ARM family of connected home and office processors, the PureVu family of H.264 Video processors, the NITROX family of security processors and 10G Intelligent Network Adaptors.

•	June 1 2009 - Cavium Networks Introduces netHD™ (Networked High Definition) Wi-Fi Reference Design for In-Home Wireless HD Video Distribution with 1080p60 Quality and Sub-Frame Latency, to be used by consumer electronic manufacturers, gaming console vendors, media PC and HDMI cable replacement vendors to introduce systems that deliver full HD 1080p60 quality in-home video distribution to a single or multiple flat panel displays within the home.
•	June 1 2009 - Cavium Networks Collaborates with Atheros to offer an integrated platform that enables wireless HD Video distribution to flat panel televisions and displays.

•	June 2 2009 - Cavium Networks Introduces the ECONA CNS2135 ARM SOC Processor solution for small form factor and low power network and storage applications, for network and storage applications including Network Attached Storage (NAS) appliances and Internet download and streaming systems.

•	July 20 2009 - Cavium Networks Introduces NITROX DPI Family of Layer 7 Content Processors. This family incorporates 3rd generation Cavium Networks Deep Packet Inspection technology that targets a wide range of applications including firewalls, intrusion prevention (IPS), gateway anti-virus, unified threat management and content-based QoS in routers, switches, and services blades for the Enterprise, Datacenter and Service Provider markets.
Conference Call
Cavium Networks, Inc. will broadcast its second quarter 2009 financial results conference call today, July 28th, 2009, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live webcast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for a limited period of time.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless, video and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks’ principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, the rate at which existing design wins go into production, pricing pressures; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 2, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2009	March 31, 2009

Net revenue	$22,804	$20,382
Cost of revenue	12,139	10,814

Gross profit	10,665	9,568

Operating expenses:
Research and development	10,274	9,991
Sales, general and administrative	6,526	6,137

Total operating expenses	16,800	16,128

Loss from operations	(6,135)	(6,560)

Other income, net:
Interest expense	(67)	(79)
Interest income and other	90	134

Total other income, net	23	55

Loss before income tax	(6,112)	(6,505)
Income tax expense	56	28

Net loss	$(6,168)	$(6,533)

Net loss per common share, basic and diluted	$(0.15)	$(0.16)

Shares used in computing basic and diluted net loss per common share	41,212	41,083
CAVIUM NETWORKS, INC. Unaudited Reconciliation of Non-GAAP Adjustments (In thousands)

Reconciliation of GAAP research and development expenses to non-GAAP:
GAAP research and development expenses	$10,274	$9,991
Stock-based compensation and related payroll taxes	1,441	1,235
Acquisition related compensation expense and related payroll taxes	754	812
Restructuring	221	—

Non-GAAP research and development expenses	$7,858	$7,944

Reconciliation of GAAP sales, general and administrative expenses to non-GAAP
GAAP sales, general and administrative expenses	$6,526	$6,137
Stock-based compensation and related payroll taxes	1,461	1,300
Restructuring	95	—
Amortization of acquired intangibles	35	35
Acquisition related compensation expense and related payroll taxes	18	19

Non-GAAP sales, general and administrative expenses	$4,917	$4,783

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data and percentages)

	Three Months Ended
	June 30, 2009	March 31, 2009

Reconciliation of GAAP gross profit & margin to non-GAAP:
Net revenue	$22,804	$20,382
GAAP gross profit	10,665	9,568
GAAP gross margin	46.8%	46.9%
Amortization of acquired intangibles:
Cost of revenue	1,021	1,070
Stock-based compensation and related payroll taxes:
Cost of revenue	80	87
Fair value adjustment of acquired inventory	87	228

Non-GAAP gross profit	$11,853	$10,953

Non-GAAP gross margin	52.0%	53.7%

	Three Months Ended
	June 30, 2009	March 31, 2009

Reconciliation of GAAP loss from operations to non-GAAP:
GAAP loss from operations	$(6,135)	$(6,560)
Amortization of acquired intangibles	1,056	1,105
Stock-based compensation and related payroll taxes	2,982	2,622
Restructuring	316	—
Acquisition related compensation expense and related payroll taxes	772	831
Fair value adjustment of acquired inventory	87	228

Non-GAAP loss from operations	$(922)	$(1,774)

Non-GAAP loss from operations as a percentage of revenue	-4.0%	-8.7%

	Three Months Ended
	June 30, 2009	March 31, 2009

Reconciliation of GAAP net loss to non-GAAP:
GAAP net loss	$(6,168)	$(6,533)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	80	87
Research and development	1,441	1,235
Sales, general and administrative	1,461	1,300
Amortization of acquired intangibles:
Cost of revenue	1,021	1,070
Sales, general and administrative	35	35
Fair value adjustment of acquired inventory	87	228
Restructuring	316	—
Acquisition related compensation expense and related payroll taxes	772	831

Total of non-GAAP adjustments	5,213	4,786

Non-GAAP loss	$(955)	$(1,747)

GAAP net loss per share (diluted)	$(0.15)	$(0.16)

Non-GAAP adjustments detailed above	0.13	0.12
Non-GAAP loss per share (diluted)	$(0.02)	$(0.04)

GAAP weighted average shares (diluted)	41,212	41,083

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	As of
	June 30, 2009	March 31, 2009

Assets
Current assets:
Cash and cash equivalents	$66,747	$65,618
Accounts receivable, net	15,292	14,681
Inventories	16,484	16,171
Prepaid expenses and other current assets	3,149	4,446

Total current assets	101,672	100,916
Property and equipment, net	8,853	10,304
Intangible assets, net	14,433	15,659
Goodwill	13,047	13,092
Other assets	447	443

Total assets	$138,452	$140,414

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,473	$4,600
Accrued expenses and other current liabilities	2,706	4,137
Deferred revenue	1,676	1,322
Capital lease and technology license obligations, current	2,476	2,545

Total current liabilities	14,331	12,604
Capital lease and technology license obligations, net of current	892	1,507
Other non-current liabilities	1,430	1,617

Total liabilities	16,653	15,728

Stockholders’ equity
Common stock	41	41
Additional paid-in capital	191,682	188,401
Accumulated deficit	(69,924)	(63,756)

Total stockholders’ equity	121,799	124,686

Total liabilities and stockholders’ equity	$138,452	$140,414